Exhibit 99.1

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Contact:   Rubenstein Associates

           Robert Solomon: (212) 843-8050
           Scott Tagliarino: (212) 843-8057



                Capital Trust Reports First Quarter 2003 Results
                ------------------------------------------------


        NEW YORK, NY - May 16, 2003 - Capital Trust, Inc. (NYSE: CT) today reported first quarter 2003 net income of 46 cents per share (diluted), representing an increase of 22 cents per share (diluted) over the same period in the prior year.

        In February, the Company announced that its Board of Directors had approved a plan for the Company to elect to be taxed as a real estate investment trust ("REIT") commencing January 1, 2003. The reduction in taxes from the election of REIT status was the main driver of the increase in earnings per share over the same period in the prior year. On April 2, 2003, the Company's charter was amended and restated to eliminate from the authorized stock of the Company the entire 100,000,000 shares of the Company's authorized but unissued class B common stock and to effect a one (1) for three (3) reverse stock split of the Company's class A common stock.

        All per share information concerning the computation of earnings per share, dividends per share, and authorized stock reported in the accompanying Consolidated Balance Sheets and Consolidated Statements of Income and herein have been adjusted as if the amendments to the Company's charter were in effect for all fiscal periods and as of all balance sheet dates presented.

        "We are pleased to report operating results in line with our expectations," said John Klopp, Capital Trust's CEO. "With the structuring necessary to elect REIT status now complete, we are fully focused on growing our balance sheet and investment management businesses."

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


Capital Trust
Page 2


Operating Results
-----------------

        For the quarter ended March 31, 2003, the Company reported total revenues of $11.1 million and net income of 46 cents per share (based on 5.5 million weighted average diluted shares outstanding) compared to total revenues of $13.9 million and net income of 24 cents per share (based on 6.5 million weighted average diluted shares outstanding) in the same period of 2002.

        Outlined below are selected financial highlights for the quarter:

Balance Sheet
-------------

        Total assets were $384.5 million at March 31, 2003, reflecting a slight decline from $385.0 million at December 31, 2002. On January 31, 2003, the Company purchased from affiliates of Citigroup their 75% interest in CT Mezzanine Partners I for a price of $38.4 million (including the assumption of liabilities), adding to assets $48.3 million of loans receivable, net, which more than offset the $46.9 million of total asset repayments during the quarter. At quarter-end, total debt was $205.0 million, up slightly from $200.1 million at December 31, 2002, and the Company's debt-to-equity ratio was 1.2-to-1 at the end of each period (treating the remaining convertible trust preferred securities as equity). During the quarter ended March 31, 2003, the Company purchased from affiliates of Citigroup warrants exercisable for 2,842,822 shares of common stock for a total price of $2.1 million and bought 66,427 shares of class A common stock under the open market share repurchase program for $947,000 accounting for most of the $3.7 million decrease in stockholder's equity from the amount reported at December 31, 2002.

Income Statement
----------------

        Interest income for the quarter ended March 31, 2003 declined from the same period in the prior year as a result of significant asset sales and repayments. This decrease was partially offset by a reduction of interest expense as cash received from the asset sales and repayments was utilized to reduce liabilities. The combined impact reduced net interest income from loans and other investments by $1.7 million when comparing the quarter ended March 31, 2003 to the quarter ended March 31, 2002.

        As a result of the redemption of $60 million of the convertible trust preferred securities on September 30, 2002, distributions and amortization on these securities were reduced by $1.6 million when comparing the quarter ended March 31, 2003 to the same period in the prior year. Coupled with the reduction in taxes as a result of the Company electing REIT status, this more than offset the decreases in net interest income from loans and other investments resulting in the Company reporting net income of $2.5 million for the quarter ended March 31, 2003 compared to net income of $1.6 million for the quarter ended March 31, 2002.

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Capital Trust
Page 3


Dividends
---------

        At its March 11, 2003 meeting, the Company's Board of Directors declared a first quarter 2003 cash dividend of $0.45 per share of Class A Common Stock. The cash dividend was paid on April 15, 2003 to stockholders of record on March 31, 2003.

Forward-Looking Statements
--------------------------

        The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, the continued performance, new origination volume and the rate of repayment of the Company's and its Funds' loan and investment portfolio; the continued maturity and satisfaction of the Company's portfolio assets; as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

        Capital Trust, Inc. is an investment management and finance company focused on the commercial real estate industry and headquartered in New York. To date Capital Trust, for its own account or for funds under management, has originated $2.9 billion of commercial real estate mezzanine investments in 93 separate transactions.


Tables to follow

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


                      Capital Trust, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                      March 31, 2003 and December 31, 2002
                                 (in thousands)



                                                                              March 31,         December 31,
                                                                           ----------------    ----------------
                                                                                2003                2002
                                                                           ----------------    ----------------
                                                                             (Unaudited)         (Audited)
                                 Assets
  Cash and cash equivalents                                                  $    11,176         $    10,186
  Available-for-sale securities, at fair value                                    46,414              65,233
  Commercial mortgage-backed securities available-for-sale,
    at fair value                                                                156,373             155,780
  Loans receivable, net of $6,672 and $4,982 reserve for possible credit losses at March 31, 2003 and December 31, 2002,
    respectively                                                                 135,762             116,347
  Equity investment in CT Mezzanine Partners I LLC ("Fund I"), CT
    Mezzanine Partners II LP ("Fund II") and CT MP II LLC ("Fund
    II GP") (together "Funds")                                                    28,415              28,974
  Deposits and other receivables                                                      24                 431
  Accrued interest receivable                                                      2,725               4,422
  Deferred income taxes                                                            1,755               1,585
  Prepaid and other assets                                                         1,825               2,018
                                                                           ----------------    ----------------
Total assets                                                                 $   384,469         $   384,976
                                                                           ================    ================


               Liabilities and Stockholders' Equity

Liabilities:
  Accounts payable and accrued expenses                                      $     6,873         $     9,067
  Credit facility                                                                 44,468              40,000
  Term redeemable securities contract                                             20,000                  --
  Repurchase obligations                                                         140,495             160,056
  Deferred origination fees and other revenue                                        895                 987
  Interest rate hedge liabilities                                                  2,258               1,822
                                                                           ----------------    ----------------
Total liabilities                                                                214,989             211,932
                                                                           ----------------    ----------------

Company-obligated, mandatory redeemable, convertible trust preferred securities of CT Convertible Trust I, holding $89,742 of convertible
   10.0% junior subordinated debentures at March 31, 2003 and
   December 31, 2002 ("Convertible Trust Preferred Securities")                   89,107              88,988
                                                                           ----------------    ----------------


Stockholders' equity:
  Class A common stock, $0.01 par value, 100,000 shares authorized, 5,410 and 5,405 shares issued and outstanding at March 31, 2003 and
     December 31, 2002, respectively ("Class A Common Stock")                         54                  54
  Restricted Class A Common Stock, $0.01 par value, 17 and 100 shares issued and outstanding at March 31, 2003 and December 31, 2002, respectively  ("Restricted Class A Common Stock" and together with
    Class A Common Stock, "Common Stock")                                             --                   1
  Additional paid-in capital                                                     123,654             126,919
  Unearned compensation                                                              (62)               (320)
  Accumulated other comprehensive loss                                           (29,766)            (28,988)
  Accumulated deficit                                                            (13,507)            (13,610)
                                                                           ----------------    ----------------
Total stockholders' equity                                                        80,373              84,056
                                                                           ----------------    ----------------

Total liabilities and stockholders' equity                                   $   384,469         $   384,976
                                                                           ================    ================


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                      Capital Trust, Inc. and Subsidiaries
                        Consolidated Statements of Income
                   Three Months Ended March 31, 2003 and 2002
                      (in thousands, except per share data)
                                   (unaudited)



                                                                 2003                2002
                                                            ---------------     ---------------
Income from loans and other investments:
  Interest and related income                                 $     8,959         $    13,986
  Less:  Interest and related expenses                              2,295               5,649
                                                            ---------------     ---------------
    Income from loans and other investments, net                    6,664               8,337
                                                            ---------------     ---------------

Other revenues:
  Management and advisory fees from Funds                           1,376               2,491
  Income/(loss) from equity investments in Funds                      785              (2,694)
  Advisory and investment banking fees                              --                     75
  Other interest income                                                19                  28
                                                            ---------------     ---------------
    Total other revenues                                            2,180                (100)
                                                            ---------------     ---------------

 Other expenses:
  General and administrative                                        3,704               3,929
  Other interest expense                                            --                     12
  Depreciation and amortization                                       232                 248
  Unrealized (gain)/loss on derivative securities                   --                   (253)
  Provision for/(recapture of) allowance for possible
   credit losses                                                    --                 (2,963)
                                                            ---------------     ---------------
    Total other expenses                                            3,936                 973
                                                            ---------------     ---------------

 Income before income taxes and distributions and
   amortization on Convertible Trust Preferred
   Securities                                                       4,908               7,264
   Provision for income taxes                                          --               3,538
                                                            ---------------     ---------------

 Income before distributions and amortization on
   Convertible Trust Preferred Securities                           4,908               3,726
   Distributions and amortization on Convertible
    Trust Preferred Securities, net of income tax
    benefit of $1,855 for the three months ended
    March 31, 2002                                                  2,363               2,153
                                                            ---------------     ---------------

Net income allocable to Common Stock                          $     2,545         $     1,573
                                                            ===============     ===============

Per share information:
  Net earnings per share of Common Stock
    Basic                                                     $      0.46         $      0.25
                                                            ===============     ===============
    Diluted                                                   $      0.46         $      0.24
                                                            ===============     ===============
  Weighted average shares of Common Stock outstanding
    Basic                                                       5,515,484           6,269,995
                                                            ===============     ===============
    Diluted                                                     5,539,446           6,527,480
                                                            ===============     ===============

   Dividends declared per share of Common Stock               $      0.45         $        --
                                                            ===============     ===============


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